SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

__________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
January 8, 2004 (December 31, 2003)

Commission File Number 01-10553

PLM EQUIPMENT GROWTH FUND II LIQUIDATING TRUST

(Exact name of registrant as specified in its charter)

California	94-3041013

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

235 3 rd Street South, Suite 200
St Petersburg, FL	33701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (727) 803-1800

Item 2. Acquisition or Disposition of Assets
On December 31, 2003, PLM Equipment Growth Fund II Liquidating Trust (the "Trust") sold its trailer equipment portfolio to Cypress Equipment Fund V, LLC, an unaffiliated third party, for cash proceeds of approximately $1.3 million.

The Trust is actively marketing its remaining equipment portfolio which consists of 241 railcars. A final distribution will be made to the beneficiaries of the Trust once all assets are liquidated, all liabilities have been paid and all legal matters are settled.

  Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
(c)      Exhibits:
16.1 Purchase Agreement dated as of December 31, 2003 among PLM Transportation Equipment Corporation and PLM Financial Services Inc. not in its individual capacity but solely as liquidating trustee for the Trust and Cypress Equipment Fund V, LLC

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PLM EQUIPMENT GROWTH FUND II LIQUIDATING TRUST

Date: January 8, 2003	By:	/s/ Richard K Brock ___________________
Richard K Brock Chief Financial Officer